EXHIBIT 10.16

             BASAL ZONE LEASE AGREEMENT STILLWATER COMPLEX, MONTANA
             ------------------------------------------------------

     THIS LEASE AGREEMENT ("Lease") is made and entered into as of the ___ day of ___________, 2003, by and between WILLIAM G. and SHIRLEY M. MOUAT individually, FORT STOCKTON INVESTMENTS, INC., and MOUAT NICKEL MINES, INC. (collectively, "Lessors") and AURORA METALS (BVI) LIMITED, a company incorporated in the British Virgin Islands ("AMBVI"), having offices at Suite 1505, 1060 Alberni Street, Vancouver, British Columbia, Canada, V6E 4K2 (AMBVI is referred to as "Lessee" as further described below).

                                    RECITALS:
                                    ---------

     By this Lease Agreement dated_________, 2003 between WILLIAM G. and SHIRLEY
M. MOUAT, and LAURENNE SUE O'DORISIO, President of FORT STOCKTON INVESTMENTS, INC., and MOUAT NICKEL MINES, INC. lease to AURORA METALS (BVI) LIMITED (AMBVI), certain patented and unpatented mining claims and tunnel sites located in Stillwater and Sweet Grass Counties, Montana.

                                I. GRANT OF LEASE
                                   --------------

     For and in consideration of the sum of ten dollars ($10.00) cash in hand paid by Lessee to Lessors, the receipt of which is hereby acknowledged, in consideration of the royalties and payments herein covenanted to be paid by Lessee, and in consideration of the mutual covenants hereinafter set forth, Lessors do hereby demise, lease and let unto Lessee those certain patented and unpatented mining claims, mill sites and tunnel sites (collectively, the "Subject Premises"), all listed in Schedule "1", "2", and "3", attached, and incorporated herein by this reference, situated in Stillwater and Sweet Grass Counties, Montana respectively.

In connection with, and as part of the leasehold estate hereby granted, Lessee shall have and may exercise the following rights for the benefit of all lands owned, leased or controlled by Lessee:

     (1) the right to explore, develop, mine, extract and remove or sell all ores, minerals and metals, (including without limitation nickel, copper, chromite and platinum group metals), precious stones, or rocks found in, on or under the Subject Premises;

     (2) the right, during the continuance of this Lease, to take and use any material suitable for backfilling, or for other mining purposes, and any limestone found in the premises;

     (3) the right to use all existing facilities, on the Subject Premises, and the right to construct all mills, plants, tracks, tramways, roads, buildings, and other improvements;


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     (4)  the  right  to  use  and  develop  any  and all excavations, openings, tunnels, ditches, flumes, drains and other improvements on the Subject
          Premises:

     (5) the right to use all water and water rights identified in Schedule 4 and to develop additional water and water rights appurtenant to the Subject Premises;

     (6) the right to do all other acts and things which are, or may become necessary or suitable in the discretion of Lessee, including without limitation the right to use or disturb so much of the surface and surface resources of the Subject Premises as Lessee may deem desirable, for the mining and removing of ores, minerals, metals, precious stones and rocks, the milling, beneficiating, concentrating, smelting, refining, or leaching of such ores, minerals, metals, and other materials, or the concentrates thereof;

     (7) the right to cut and use timber and other raw materials found upon, or in said premises for any purpose in connection with the operations to be carried on under this Lease; and

     (8) such rights of surface and underground access for men, equipment, supplies, utilities and water as may be necessary or convenient for the conduct of Lessee's operations on any portion of the Subject
          Premises or on other lands, including necessary access under, upon, and across any other contiguous land owned or controlled by Lessors or over which Lessors may have dominion or control.

                       II. PRIMARY TERM AND LEASE PAYMENTS
                           -------------------------------

     A.  Term.  Unless  sooner  terminated  by the provisions hereof, this Lease
         ----
shall remain in full force and effect for an initial term of ten (10) years from the date hereof (the "Primary Term") and so long thereafter as ore-bearing materials are produced from the Subject Premises in Commercial Quantities, as that term is defined in Article VI of this Lease.

     B  Monthly  Rental  Payment.  Lessee agrees to pay Lessors on or before the
        ------------------------
first day of each month of the primary term of the lease the following Monthly Rental Payments:

     (1) From the first anniversary of the date of execution of this Lease, $500.00 per month.

     (2) From the second anniversary of the date of execution of this Lease, $1,000.00 per month.


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     (3)  From the third anniversary of the date of execution of this Lease;
          $1,500.00 per month.

     (4) From the sixth anniversary of the date of execution of this Lease and till the end of the Primary Term, $2,000.00 per month.

These Monthly Rental Payments are expressly intended by the parties to negate and remove any obligation on the part of the Lessee, express or implied, to explore, develop and mine the Subject Premises with reasonable diligence during said ten-year Primary Term or during any five-year extension as provided in Articles II.C.

     C. Extension of Primary Term. Lessee, so long as it shall not be in default
        -------------------------
under the terms and provisions of this Lease, and so long as it is not already producing from the Subject Premises in Commercial Quantities as defined in
Article VI shall have the exclusive right, privilege and option to extend the Primary Term for an additional term of five (5) years. Written notice of Lessee's intent to extend the Primary Term shall be given by Lessee to Lessors at least sixty (60) days prior to the expiration of the initial ten-year Primary Term.

     D.  BLM Fees. Within  ninety  (90)  days  of  the date of execution of this
         ---------
Lease Lessee agrees to repay Lessors Bureau of Land Management ("BLM") unpatented mineral claim fees of two thousand and six hundred dollars ($2,600.00) for the 2003/2004 assessment year.

     E.  Payments. All payments payable to Lessor under this Lease shall be paid
         --------
to Lessors by mailing or delivering a cashiers check to William G. Mouat, Trustee, herein designated by Lessors as their representative and depository, the Lessors hereby granting to said depository full power and authority on behalf of Lessors, their successors and assigns to collect and distribute all sums of money due and payable hereunder. Adequate payment by Lessee to such designated representative and depository shall be deemed full and adequate payment to all Lessors. Notwithstanding the death of any Lessor or the transfer, division, or hypothecation of a Lessor's royalty or other interest, payment or tender of any payment to the depository as herein designated shall be binding upon all Lessors, their heirs, personal representatives, transferees and assignees. Change of designated representative and depository by Lessors shall not be effective nor binding upon Lessee until written notice is received by Lessee of such changed designated representative and depository. Lessors shall at all times cause there to be a single designated representative and depository.

     F.  Payment In Kind. Lessors may elect, by 60 days' prior notice to Lessee,
         ---------------
to take their Production Royalties in kind, and the cost, if any, of doing so shall be borne entirely by Lessors.


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     G.  Proportional  Payments.  If  Lessors  own less than 100% of the mineral
         ----------------------
estate, whether in fee or under mining claim, lease, or contract in the Subject Premises, or any portion thereof, subject to the paramount title of the United States, then the Production Royalties, Extension Payment and Advance Royalty which are payable under this Lease shall be reduced in the proportion which Lessors' interest bears to 100% of the mineral estate of the Subject Premises.

                                   III. TITLE
                                        -----

     A.  Representations  and  Warranties.  Lessors  make  the  following
         --------------------------------
representations  and  warranties  effective  as  of  the  date  of  this  Lease:

     1. With respect to the patented claims, subject to Lessee's rights under the Original Lease, Lessors own such claims free and clear of all defects, liens and encumbrances arising by, through or under Lessors, or any one of them, and Lessors have no knowledge of adverse claims or interests.

     2. With respect to unpatented mining claims and mill site claims located by Lessors, or any one of them, that are included in the Subject Premises, subject to the paramount title of the United States, to the best of their knowledge and belief:

     a.   the unpatented mining claims were properly laid out  and monumented;

     b.   all  required  location  validation  work  was  properly  performed;

     c. location notices and certificates were properly recorded and filed with appropriate governmental agencies;
     d. assessment work required to hold the unpatented mining claims was performed for the assessment years ending September 1, 1986 and 1987; and

     e. affidavits of assessment work and other filings required to maintain the claims in good standing were properly and timely recorded or filed with appropriate governmental agencies for the assessment years ending September 1, 1986 and 1987.

     3. With respect to those unpatented mining claims that were not located by Lessors, but are included within the Subject Premises, and with respect to completion of assessment work and filing of affidavits of assessment work for all unpatented mining claims for all assessment years not specified above, Lessors make the foregoing representations to the best of their knowledge and belief.

     4. With respect to all unpatented mining claims and mill site claims included in the Subject Premises, subject to Lessee's rights under the Original Lease, Lessors warrant that the claims are free and clear of liens and


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encumbrances  arising  by,  through  or  under  Lessors, or any one of them; and
Lessors  have  no  knowledge  of  adverse  claims  or  interests.

     5. With respect to the Subject Premises, Lessors have no knowledge of threatened actions, suits, claims or proceedings.

     6. Lessors have delivered or will deliver to Lessee all information reasonably requested by Lessee concerning title to the Subject Premises in Lessors' possession.

     7. Subject to Lessee's rights under the Lease, Lessors own the Subject Premises and no other parties own any interest therein, or in any portion thereof.

     The representations and warranties set forth above shall survive the execution and delivery of any documents of transfer provided under this Lease. Nothing in this Article III, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

     B. Lessors' Covenants. Lessors covenant that during the term of this Lease,
        ------------------
Lessors shall maintain their interests in the Subject Premises free and clear of any liens and encumbrances, not in existence on the date hereof, and not resulting from Lessee's operations and activities hereunder.

     C.  Disclosures.  Lessors  and  Lessees represent and warrant that they are
         -----------
unaware of any material facts or circumstances which have not been disclosed in this Lease, which should be disclosed to the other party in order to prevent the representations in this Article III from being materially misleading.

                            IV. PRODUCTION ROYALTIES
                                --------------------

     A.  All  Minerals.  Lessee shall pay to Lessors a Production Royalty of two
         -------------
percent (2%) of the Net Smelter Returns (if sold to a mill, smelter, or refinery) or Net Income (if not sold to a mill, smelter or refinery), whichever is applicable, from the sale of all ores or concentrates from the Subject Premises. Lessors may take in kind pursuant to Article II.F. By "Net Smelter Returns" is meant the amount received from the mill, smelter or refinery upon the sale of such ores or concentrates after deducting from the gross value thereof the cost of milling, concentrating, processing, smelting, refining and transportation to the mill, smelter or refinery. By "Net Income" is meant the amount received by Lessee from a purchaser of ores or concentrates other than a mill, smelter or refinery, less costs of milling, concentrating, processing, refining and transportation (if any).

     B.  Ores and Concentrates Not Sold. If ores, concentrates or other products
         ------------------------------
are  taken  in  kind  (produced  and  removed  from  the  subject  premises,


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but  not  sold)  by  Lessee,  then  Lessee shall nevertheless pay the Production
Royalty as specified above, in which case the amounts received by Lessee (for purposes of calculating net smelter returns or net income) shall be deemed to be the amounts Lessee would have received if a sale of ore or concentrates had been made. Payments shall be made in accordance with the provision in Article IV.C.
Ores, minerals or other products produced by Lessee from the Subject Premises that are used by Lessee or its agents in the processing or refining of ores and concentrates shall not be deemed to be products taken in kind by Lessee, and no royalty need be paid upon such products.

     C.  Payment. Royalty payments may be paid to the Lessors in accordance with
         -------
Articles  II.E and II.G above and shall be payable within a period of twenty-one
(21) days after the shipment and/or removal of ore or concentrates produced from the Subject Premises and/or receipt of proceeds from sale of other minerals during each mining period of one month. Accompanying each payment, Lessee shall furnish to Lessor a statement of the production used as a basis for computing royalties.

     D.  Federal  Royalty. In the event the federal government imposes a royalty
     -   ----------------
on any of the Subject Premises (the "Federal Royalty"), fifty percent (50%) of any Federal Royalty payment may be offset against and deducted from any Production Royalties payable to Lessors hereunder.

                         V. MAINTENANCE OF MINING CLAIMS
                            ----------------------------

     During the continuance of this Lease, Lessee agrees to comply with the requirements of the state and federal statutes with respect to assessment work or maintenance fees in lieu of assessment work with respect to the unpatented claims within the Subject Premises. Lessee shall not, however, be liable or responsible for any claim or claims which may be lost as a result of insufficient performance of assessment work or improper payment of fees, so long as Lessee has made a good faith attempt to perform the required assessment work or pay fees. Lessee will provide to Lessor a copy of the operating plan submitted to the National Forest Service with respect to the Subject Premises.

     Lessee shall pay the cost of spraying noxious weeds on the Subject Premises as required by law.

     This Lease shall cover and extend to any further or additional right, title, interest or estate acquired by Lessors, or any of them, in or to the Subject Premises or any portion thereof.

     Lessee agrees to carry on its operations hereunder, diligently and in a good and miner-like manner, and in accordance with accepted mining practices in the State of Montana, and Lessee agrees that all mining operations shall be


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carried  on  in  a  systematic,  orderly  and economical manner so as to realize insofar  as  is  practicable,  the  full  ore resources of the Subject Premises.

                     VI. PRODUCTION IN COMMERCIAL QUANTITIES
                         -----------------------------------

     For purposes of this Lease, the term "Commercial Quantities" shall mean production at a minimum level of 100,000 short tons of ore per annum, an average of 275 tons of ore per day. Production in Commercial Quantities commences when production from the Subject Premises on a commercial basis (excluding pilot or test operations) first reaches an average of 275 tons of ore per day for a 90-day period (the first day of said 90-day period shall constitute "Initial Commercial Production") and continues thereafter until the end of a production year in which the total production for the year, including production credited to the year as set forth below, is less than 100,000 tons of ore, the initial production year being the one-year period commencing as of the Initial
Commercial Production and subsequent production years being the subsequent one-year periods each commencing on the anniversary of the Initial Commercial Production. If Lessee in any production year produces in excess of 100,000 tons of ore, 50% of the production in excess of 100,000 tons shall be credited toward production in any subsequent production year or years in which actual production is less than 100,000 tons of ore, provided that production of less than an average of 275 tons of ore per day shall not continue for longer than any 18-month period, and during any 18-month period when production is less than an average of 275 tons of ore per day, Lessee shall nevertheless continue mine development activities which includes without limitation drilling, stoping, raising, raise-boring or shaft-sinking. If Commercial Production would have ceased during the Primary Term of this Lease, or at the end of the production year in which the Primary Term ends, Commercial Production shall be deemed to have continued if prior to the end of the Primary Term of this Lease, or prior to the end of the production year in which the Primary Term ends, production again reaches an average of 275 tons of ore per day for a 90-day period, the first day of which shall then constitute the Initial Commercial Production for purposes hereof.

                      VII. TAXES, ENCUMBRANCES AND INJURIES
                           --------------------------------

     A.  Taxes.  Lessee  agrees  to pay and discharge the Lessor for any and all
         -----
taxes levied against the Subject Premises as paid by the Lessor during the life of this Lease, except that in those cases in which said taxes cover a period during only a part of which this Lease is in force, Lessee shall pay and discharge only its pro rata share thereof determined by a comparison of such part with the total period covered.

     B.  Lessee's Encumbrances. Lessee will not permit any liens or encumbrances
         ---------------------
on the unpatented and patented mining claims of the Subject Premises. Notwithstanding anything to the contrary in this section, the parties agree that Lessee has the right to encumber, as it deems necessary or


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convenient,  its  leasehold  interest  including without limitation its share of production  and  proceeds,  so  as  not  to  interfere  with Lessors' royalties.

     C.  Injuries  from  Lessee's Operations. Lessee shall save Lessors harmless
         -----------------------------------
from any and all damages, claims, costs and expenses arising from or growing out of any or all injuries resulting from the operations of Lessee, or in connection therewith, on the Subject Premises and occurring during the life of this Lease except as provided in Article XII herein.

                                VIII. TERMINATION
                                      -----------

     A. The Lease may be terminated by Lessee at any time after the expiration of one (1) year from the date of this Lease by notice in writing thereof to Lessors, to take effect from such date as may be stipulated by Lessee in such notice, without, subject to the following paragraph, the Lessee incurring any further liability whatsoever as regards Advance Royalty or other payments or obligations.

     B. Subject to the foregoing paragraph, upon such termination, Lessee shall have no further interest or right in the Subject Premises, save the right to remove its property as provided in Article XI, including all stockpiles of ore and concentrates on which royalty shall have been paid, and shall have no obligation or duties with respect to the Subject Premises, except for reclamation of lands disturbed by Lessee and required by governmental authority to be reclaimed, and except as herein specifically provided and as to obligations which have accrued hereunder prior to such termination, but all fences or enclosures protecting open pits, shafts, tunnels, etc., shall be left intact and Lessors shall be entitled to retain the entire amount of any moneys paid under this Lease up to the effective date of termination.

     C. This Lease shall not terminate for nonpayment by Lessee of royalties, unless such nonpayment continues for 60 days after notice and Lessors give notice of termination pursuant to Article XVII.

                                IX. FORCE MAJEURE
                                    -------------

     Lessee shall be excused from the performance of its obligations of every kind, except necessary annual assessment work or maintenance fees in lieu of assessment work, during such period or periods as performance may be made impossible by force majeure, and during such period or periods of force majeure it shall be deemed that production is occurring in Commercial Quantities under this Lease. By this it is intended to mean that the Lessee shall be excused from the performance of any provision of this Lease for such period of time as performance of such provision is prevented by fire, flood, earthquake, explosion, lack of transportation facilities, Act of God, shortage of power or water, strike or similar labor difficulties, insurrection or mob violence, requirement or regulation of


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government,  or  other  causes  beyond  the  reasonable  control  of Lessee. For purposes of this Lease, force majeure shall include a drop in the prices of ores, minerals and metals such that it is uneconomic to produce said ores, minerals or metals.

                                   X. RECORDS
                                      -------

     Within a reasonable time, not to exceed six (6) months, following the termination of this Lease for any cause, Lessee shall furnish to Lessors a copy of its factual maps, drilling records, drill core and assay and smelter reports relating to the Subject Premises. Lessors agree, upon reasonable request by Lessee, to furnish to Lessee such maps, records, reports and documents, as Lessors may possess relating to the Subject Premises. Such maps, records, reports and documents shall be returned, if requested, to Lessors within a reasonable time not to exceed 90 days.

                                   XI. REMOVAL
                                       -------

     Upon the termination of this Lease for any reason, Lessee shall have the right to remove from the Subject Premises, at any time within the 12-month period following such termination, all stockpiles of ore and concentrates upon which royalties shall have been paid, and all of its machinery, equipment, tools, structures or other property and improvements, fixtures and structures constructed, erected or placed on the Subject Premises, or any portion thereof, by Lessee; provided, however, Lessee shall leave in place all timbering, framing or enclosures protecting open pits, shafts, tunnels and underground trackage; and provided that removal of improvements, fixtures and structures shall not damage the structures remaining on the Subject Premises.

                             XII. POSSESSORY RIGHTS
                                  -----------------

     While this Lease is in effect, Lessee shall be entitled to exclusive possession of the Subject Premises, except that Lessors and their representatives, successors and assigns, at any reasonable time, may go upon the Subject Premises to inspect the operations of Lessee thereon. Lessors are further entitled to access to claims not included under this Lease ("Lessors' Claims") across the Subject Premises for men, equipment, supplies, utilities, water and all other items as may be reasonably necessary for the exploration, development and operation of Lessors' Claims; provided, however, that in so doing Lessors shall not unreasonably hinder Lessees' work; and provided further that the Lessors hereby release Lessee from liability for any personal injury or death of any employee or representative of Lessors while on the Subject Premises and the Lessors agree that they will indemnify and save harmless Lessee from liability for any personal injury to or death of any person or persons, or damage or destruction of property of Lessee or others done or caused by any employee or representative of Lessors while so visiting or traversing the Subject


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Premises.  Lessors  further agree to hold Lessee harmless from any liability and to indemnify Lessee for any claims, costs, expenses and fees arising from Lessors' activities on Lessors' Claims.

                         XIII. RELOCATION AND AMENDMENT
                               ------------------------

     Lessee shall have the right at any time or times during the term of this Lease, upon written notice to Lessors, to amend the location of any one or more of the unpatented mining claims or millsite claims whenever such amendment is deemed necessary or desirable to correct errors or omissions in the location of the claim. Lessee shall have the further right, upon written notice to Lessors, to relocate any one or more of said claims whenever such action is deemed to be necessary or desirable. All such relocations or amendments shall be made by Lessee as agent for Lessors, placing all such amendments and relocations in the name of Lessors.

     Lessee shall have the further right at its discretion to repair or replace any claim location monument or marking which has been damaged or destroyed, although Lessee shall not be obligated to perform such repairs or replacements.

                                 XIV. PATENTING
                                      ---------

     Upon request of Lessee at any time or times during the term of this Lease, Lessors agree to undertake and obtain patent to any or all of the mining claims or millsite claims which are subject to this Lease, as designated by Lessee, and Lessee shall prepare all documents and compile all data and comply in all respects with the applicable law, all at the expense of Lessee. Any patent issued shall be in Lessors' names, or in a name designated by Lessors. Lessors shall execute any and all documents required for this purpose and shall cooperate fully with Lessee in the patent application and proceedings subsequent thereto. If Lessors begin or have begun patent proceedings and Lessee thereafter or hereafter requests Lessors to discontinue such proceedings, or if this Lease is terminated while patent proceedings are pending, Lessee shall have no further obligations with respect thereto, except to pay any unpaid expenses accrued in such proceedings prior to its request to discontinue, or prior to termination, whichever occurs first.

                                 XV. COMMINGLING
                                     -----------

     Lessee shall have the right to commingle ore and minerals from the Subject Premises, or any portion thereof, with ore or minerals from any other property.

                       XVI. DRAFTING OF DOCUMENT - MUTUAL
                            -----------------------------

     This Lease has been drafted through the joint efforts of the Lessors and Lessee and their respective attorneys, and neither of the parties hereto shall be permitted to claim that the drafting of this Lease was performed or accomplished to a greater extent by the other party.

     The parties acknowledge that they have retained or employed their own respective attorneys or counsel in the preparation and/or examination of this document.

                                  XVII. DEFAULT
                                        -------

     In the event that Lessee shall default in the performance of any of the terms and provisions of this Lease, then, after written notice of such default from Lessors to Lessee, if Lessee does not either:

     A.   Cure  such  default  within  sixty  (60)  days  after  such notice, or

     B. Commence promptly within the said period of sixty (60) days to rectify such default and continue thereafter to use due diligence to rectify such default until it is fully remedied or cured,

Lessors may terminate this Agreement at any time thereafter during the continuance of such default by giving written notice to Lessee of their election to terminate.

                                  XVIII. NOTICE
                                         ------

     Any notice required or permitted to be given or served by one of the parties hereto shall be sufficiently given or served by a communication in writing, sent by registered or certified mail, to the other party at the address given below:

     FOR  THE  LESSORS

          William  G.  and  Shirley  M.  Mouat
          825  Parkhill  Drive  Billings,  MT  59102

          Laurenne  Sue  O'Dorisio
          President,  Fort  Stockton  Investments,  Inc. and Mouat Nickel Mines,
          Inc.
          2211  Fort  Stockton  Drive
          San  Diego
          California.  92103

     FOR  THE  LESSEE
          Aurora  Metals  (BVI)  Limited
          P.  O.  Box  27494
          Denver
          Colorado,  80227-0494

     Any party may change its address by giving written notice of such change to the other parties.

                                 XIX. ASSIGNMENT
                                      ----------

     Lessee's assignment of the benefit of this Lease may only be made with the consent of the Lessors, which consent will not be unreasonably withheld. Page 15 of 23 Basal Zone Agreement December 4, 2003

                               XX. CONFIDENTIALITY
                                   ---------------

     Lessors agree that all information developed or acquired by Lessee as a result of work under this Lease and conveyed to Lessors, or any one of them, including but not limited to information relating to ore reserves, mineral discoveries, mining or processing methods, plans, production schedules and other information shall be kept strictly confidential by Lessors until released or made public by Lessee.

                      XXI. TIME OF ESSENCE: BINDING EFFECT
                           -------------------------------

     Time is of the essence in this Lease. Each obligation set forth herein shall extend to and be binding upon and every benefit inure to the heirs, personal representatives, successors or assigns of the parties hereto.

                            XXII. FURTHER ASSURANCES
                                  ------------------

     The parties agree to execute and deliver such other documents as may be necessary to effectuate the intents and purposes of this Lease.

                             XXIII. ENTIRE AGREEMENT
                                    ----------------

     This Lease may not be amended except in writing by duly authorized representatives of the parties. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to all matters covered hereby.

                               XXIV. GOVERNING LAW
                                     -------------

     This Lease shall be governed by Montana law and the parties hereby submit to the jurisdiction of the Montana courts, including the federal courts of the district of Montana.

                          XXV. MEMORANDUM OF AGREEMENT
                               -----------------------

     This Lease shall not be recorded without the consent of both parties. Upon the request of either party, both parties shall execute a Memorandum of this Lease in recordable form, which memorandum may be recorded.

                               XXVI. COUNTERPARTS
                                     ------------

     This Lease may be executed in counterparts, no one of which needs to be executed by all Lessors, and shall be binding upon each party upon execution by that party, and shall be effective as if all parties had signed the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, as of the day and year first above written.


LESSORS:
--------
MOUAT NICKEL MINES, INC.
                                           _____________________________________
                                           LAURENNE SUE O'DORISIO, President

                                           _____________________________________
                                           WILLIAM G. MOUAT, individually and as
                                           Trustee

                                           _____________________________________
                                           SHIRLEY M. MOUAT, individually


FORT STOCKTON INVESTMENTS, INC.
                                           _____________________________________
                                           LAURENNE SUE O'DORISIO, President


                                           LESSEE:
                                           -------

                                           AURORA METALS (BVI) LIMITED
                                           __________________________________
                                           JOHN A. A. JAMES, President


STATE OF MONTANA,                    )
                                     )ss.
                                     )

COUNTY OF __________________________________

This instrument was acknowledged before me on _______________, 2001, by William
G. Mouat, individually and as Trustee.

                                          ______________________________________
                                          Notary Public for the State of Montana
                                          Residing at__________________, Montana
                                          My commission expires:________________

STATE OF MONTANA,                    )
                                     )ss.
                                     )

COUNTY OF __________________________________

This instrument was acknowledged before me on _______________, 2001, by Shirley
M. Mouat,

                                          ______________________________________
                                          Notary Public for the State of Montana
                                          Residing at__________________, Montana
                                          My commission expires:________________


STATE OF CALIFORNIA,                 )
                                     )ss.
                                     )

COUNTY OF __________________________________

This instrument was acknowledged before me on _______________, 2001, by Laurenne Sue O'Dorisio, individually, and as President of Fort Stockton Investments, Inc. and Mouat Nickel Mines, Inc.

                                       _________________________________________
                                       Notary Public for the State of California
                                       Residing at _________________, California
                                       My commission expires:___________________


STATE OF COLORADO,                   )
                                     )ss.
                                     )

COUNTY OF ____________________

This instrument was acknowledged before me on _______________, 2003, by John A.
A. James, President of Aurora Metals (BVI) Limited.

                                         _______________________________________
                                         Notary Public for the State of Colorado
                                         Residing at _________________, Colorado
                                         My commission expires:_________________

                         SCHEDULE 1 BASAL ZONE AGREEMENT
           PATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY MONTANA

 Mineral Claim                      Status                          BLM Montana
     Name                                                         Mineral Claim #
      1         Nio Placer        Patented East Stillwater River  MSN 10783
      2         Chrome            Patented East Stillwater River  MSN 10781
      3         Lookover          Patented East Stillwater River  MSN 10781
      4         Jackson           Patented East Stillwater River  MSN 10781
      5         Gabbro            Patented East Stillwater River  MSN 10781
      6         Pada #1           Patented East Stillwater River  MSN 10782
      7         Pada #2           Patented East Stillwater River  MSN 10782
      8         Big Ben           Patented East Stillwater River  MSN 10782
      9         Lucky T           Patented East Stillwater River  MSN 10782
      10        L.T.X.            Patented East Stillwater River  MSN 10782
      11        H.E.D.            Patented East Stillwater River  MSN 10782
      12        Copper            Patented East Stillwater River  MSN 10782
      13        Gold Tip          Patented East Stillwater River  MSN 10782
      14        Beauty            Patented East Stillwater River  MSN 10782
      15        Patent            Patented East Stillwater River  MSN 10782
      16        Opal              Patented East Stillwater River  MSN 10782
      17        Dave              Patented East Stillwater River  MSN 10782
      18        Mountain View     Patented West Stillwater River  MSN 63A
      19        Rough Rock        Patented West Stillwater River  MSN 63B
      20        Redbird           Patented West Stillwater River  MSN 63C
      21        Big Thing         Patented West Stillwater River  MSN 63D
      22        Stillwater        Patented West Stillwater River  MSN 63E
      23        Summit            Patented West Stillwater River  MSN 68A
      24        New Wabeliski     Patented West Stillwater River  MSN 68B
      25        Brooklyn          Patented West Stillwater River  MSN 69A
      26        Avalanche         Patented West Stillwater River  MSN 69B
      27        Cataract          Patented West Stillwater River  MSN 69C
      28        Perseverance      Patented West Stillwater River  MSN 70A
      29        Emerald           Patented West Stillwater River  MSN 70B
      30        Blue Jay          Patented West Stillwater River  MSN 70C
      31        Copper Bottom     Patented West Stillwater River  MSN 70D
      32        Ridge             Patented West Stillwater River  MSN 70E
      33        Rough Rock No. 2  Patented West Stillwater River  MSN 72A
      34        Something         Patented West Stillwater River  MSN 72B

                  SCHEDULE 2 BASAL ZONE AGREEMENT
     UNPATENTED LODE AND PLACER CLAIMS IN STILLWATER COUNTY MONTANA

  Mineral Claim                         Status                 BLM Montana
      Name                                                   Mineral Claim #
1      Giant               Unpatented West Stillwater River  MMC 36382
2      Red Bird #2         Unpatented West Stillwater River  MMC 36396
3      Smelter             Unpatented West Stillwater River  MMC 36401
4      Billie              Unpatented West Stillwater River  MMC 36407
5      Gap                 Unpatented West Stillwater River  MMC 36410
6      Jame                Unpatented West Stillwater River  MMC 36412
7      Westlake            Unpatented West Stillwater River  MMC 36431
8      Snookie Placer (2)  Unpatented West Stillwater River  MMC 36402
9      Basin Placer        Unpatented East Stillwater River  MMC 36777

(1) Stillwater Mining Company leases "that part (of the Snookie Placer) in conflict with the unpatented lode claims Schmidt Numbers 1 &2, Blitz Numbers. 3, 4, 7, 8, 11,12,15, and 16."

     (2) SMC is also paying BLM fees on this claim

                    SCHEDULE 3 BASAL ZONE AGREEMENT
      LODE AND PLACER CLAIMS SITUATED IN SWEET GRASS COUNTY MONTANA

Mineral Claim             Status                BLM Montana
    Name                                       Mineral Claim #
1        RAM 1    Unpatented Crescent Creek    MMC 128417
2        RAM 2    Unpatented Crescent Creek    MMC 128418
3        RAM 4    Unpatented Crescent Creek    MMC 128420
4        RAM 5    Unpatented Crescent Creek    MMC 128421
5        RAM 7    Unpatented Crescent Creek    MMC 128423
6        RAM 8    Unpatented Crescent Creek    MMC 128424
7        RAM 11   Unpatented Crescent Creek    MMC 128427
8        RAM 12   Unpatented Crescent Creek    MMC 128428
9        RAM 14   Unpatented Crescent Creek    MMC 128430
10       RAM 15   Unpatented Crescent Creek    MMC 128431
11       RAM 17   Unpatented Crescent Creek    MMC 128433
12       RAM 18   Unpatented Crescent Creek    MMC 128434
13       RAM 19   Unpatented Crescent Creek    MMC 128435
14       RAM 20   Unpatented Crescent Creek    MMC 128436
15       RAM 24   Unpatented Crescent Creek    MMC 128440
16       RAM 44   Unpatented Crescent Creek    MMC 134180
17       RAM 45   Unpatented Crescent Creek    MMC 134181